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                                                                EXHIBIT 99.11(b)



                                  May 27, 1997



Caprito Gas Corporation
500 West Texas Suite 955
Midland, Texas  79701


ATTN:  Kevin O. Butler         RE:  PROPOSED $4,154,734.00 COMMITMENT
                                    TO KEVIN O. BUTLER AND CAPRITO GAS
                                    CORPORATION WITH REGARD TO THE PURCHASE OF
                                    SHARES OF GREAT EASTERN ENERGY
                                    DEVELOPMENT ("GEED")

Dear Mr. Butler:

Pursuant to our discussions with you regarding the above referenced Commitment, Texas Commerce Bank is pleased to submit our approved Commitment to you for up to $4,154,734.00 to be used to finance the purchase of shares of GEED. The terms and conditions of this Commitment are set forth in the attached Term Sheet. If these terms are satisfactory, please execute in the space provided below and return an executed copy to my attention. This Commitment will terminate unless signed and returned by June 10, 1997.

                                            Very Truly Yours,

                                            /s/ Sidney K. Smith

                                            Sidney K. Smith
                                            Senior Vice President


ACCEPTED BY:   /s/  KEVIN O. BUTLER       DATE: 5/27/97
            ----------------------------       -----------------
            KEVIN O. BUTLER
            INDIVIDUALLY


ACCEPTED BY:   /s/  KEVIN O. BUTLER       DATE: 5/27/97
            ----------------------------       -----------------
            KEVIN O. BUTLER
            PRESIDENT
            CAPRITO GAS CORPORATION


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                                      TERM SHEET
                     CAPRITO GAS CORPORATION AND KEVIN O. BUTLER




OBLIGOR:      Caprito Gas Corporation ("Caprito")

CO-MAKER:     Kevin O. Butler ("Butler")

FACILITY:     Loan 1.  Term Loan
              Loan 2.  Single Pay Loan


AMOUNT:       Loan 1.  $2,154,734
              Loan 2.  Up to $2,000,000


PURPOSE: Purchase of up to 100% of outstanding stock in Great Eastern Energy and Development ("GEED")

INTEREST
RATE:         Loan 1.  Prime as it changes plus 1%
              Loan 2.  Prime as it changes plus 3%

MATURITY:     Loan 1.  One year; $34,848 principal plus interest
              Loan 2.  120 Days; principal plus interest at maturity

FEES:         1% of final total commitment


COLLATERAL:
              1.)  Assignment of GEED stock pruchased under these facilities.

              2.) Once 100% of stock is owned, then First Lien Deed of Trust, Mortgage, Security Agreement, and Assignment of Production on the properties of GEED and Butler as recently reviewed by Bank.

              3.)  All stock of Caprito.

              4.) Gas purchase and/or sales contracts related to Kansas transmission system.

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PAGE 2
CAPRITO GAS CORPORATION
AND KEVIN O. BUTLER
TERM SHEET


AGREEMENTS:   Loans 1. and 2.

              i.) Commitment subject to approval of all phases of transaction by Bank counsel.

              ii.) Borrower will agree to maintain at least $1.75MM cash or cash equivalents in GEED and/or Caprito until such time that Bank is fully repaid under the 120 day loan.

              iii.) Purchase 2 year natural gas hedge as appropriate for Kansas system (approx. 30,000 MMBTU/month )

              iv.)   No dividends or distributions from Caprito

              v.) No material change in GEED financial condition as reflected in 12/31/96 GEED draft financial statements.

              vi.)   Semi-annual Borrowing Base determinations.

              vii.) Opinion of counsel, acceptable to Bank, provided by Obligor.

              viii.) Fairness opinion, acceptable to Bank, provided by Obligor.

              ix.)   Quarterly and annual financial statements.

CONDITIONS
PRECEDENT:    Satisfactory review and approval of title relating to the
              ownership of the mortgaged properties as well as other matters in the Bank's sole discretion
LEGAL
COSTS:        Obligor to pay all costs incurred by Bank in connection with the preparation of the loan documents including fees and out-of-pocket expenses of the Bank's counsel regardless of whether the contemplated transaction is consummated. If the transaction is consummated, legal fees and expenses of the Bank to the date of the closing will be paid by the Obligor at the closing with the balance of such

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              fees and expenses to be paid promptly upon the Obligor's receipt of the invoice for fees due.